Exhibit 10.4


                         CORPORATE IMAGE (16) AGREEMENT


This Agreement dated this 30th day of April 2004 is by and between Insignia Corporate Establishments (U.S.) Inc., hereinafter referred to as the "Provider." and VERIDICOM INTERNATIONAL hereinafter referred to as the "Client." The Intent of this Agreement is for office use with business address.

This Agreement shall commence on May 1, 2004 for a minimum six (6) month term. At the end of the initial six(6) month term, this Agreement will continue on a month-to-month basis and may be cancelled by the Client with thirty (30) days, one (1) calendar month, written notice. The Provider has the right to cancel this Agreement at any time should the Client be in default of the terms herein, or be found to be conducting its business outside the laws governed by the state of Washington. The Provider will allow thirty (30) days following the expiration of this Agreement for the Client to notify its associates of its new address. During that thirty (30) day period the Provider shall continue to hold the Client's mail for pickup.

Terms of this Agreement:

     o    Monthly Rate:       $200.00 per month payable in advance on the first
                              of each month. Interest on overdue accounts will be charged at the rate of 15% per annum.

     o    Security Deposit:   $300.00. Deposit is refundable, less any
                              outstanding amounts due to the Provider, sixty
                              (60) days following the termination of this Agreement.

     o    Access:             During regular business hours, Monday through
                              Friday, 8:00 a.m. to 5:00 p.m., except for statutory holidays.

Services provided under this Agreement:

     o    Use of corporate address shown above

     o    Mail and courier handling

     o    One telephone number/line for incoming calls

     o Telephone answering, Monday through Friday, 8:00 a.m. to 5:00 p.m., except for statutory holidays

     o    One voicemail box with 24-hour message access and retrieval

     o    Use of fax number (206) 521-9317

     o Sixteen (16) hours per month, non-cumulative, use of a furnished meeting room or office on a pre-scheduled, space-available basis. Any


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          usage over the monthly allowance shall be charged at a rate of $15.00 per hour.

Other services provided will be charged at, but not limited to, the rates shown on the attached Schedule "A" Corporate Image Schedule of Fees.

Please enclose bank draft, certified check or copy of bank transfer for the amount shown on the attached Schedule "B" made payable to Insignia.

We hereby acknowledge that the terms of this Agreement are mutually acceptable.


 /s/ Paul Mann                                    1/May/2004
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Authorized Signature - Client                    Date


 /s/ [illegible]                                  5/1/04
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Authorized Signature - Provider                  Date




































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